Exhibit 10.4

Contract No.: 2008, Shishi (Di) Zi, No. 0170

Maximum Mortgage Contract

Important Notes: This Contract is entered into by and between the parties on the basis of equal footing and willingness in accordance with applicable laws and regulations. All terms hereof reflect true intents of the parties hereto. In order to secure legal rights of the Mortgagor, the Mortgagee hereby reminds the Mortgagor of reading the terms in boldface in a careful manner, and of paying close attention to the meanings of such terms.

This Maximum Mortgage Contract (“Contract”) is entered into by and between:

Mortgagee: Industrial and Commercial Bank of China, (Shishi City Branch)
 (“Party A”)
Responsible Officer: Cai Wufeng
Business Address: ICBC Building, 87 Road, Shishi City
Tel and Fax: 0595-88953264

And

Mortgagor: Shishi Changsheng Shoes Industry Co., Ltd.
 (“Party B”)
Legal Representative: Hong Jianghan
Business Address or Residence: Longshan Development Area, Hanjiang Town, Shishi City

Tel and Fax:

For ensuring Party A's claims, Party B is willing to provide Party A with mortgage guarantee (counter guarantee).

This Contract is entered into by and between Party A and Party B in order to define their respective rights and obligations, through negotiation based on equal footing, in accordance with the Contract Law, the Guarantee Law, the Property Law and other applicable laws and regulations.

Article 1   Guaranteed Principal Claims

1.1
Principal claims guaranteed by Party B shall be the claims against the Debtor under borrowing contract, bank acceptance agreement, L/C opening contract, guarantee agreement and other financing documents (“Principal Contracts”) between Party A and Shishi Feiying Plastic Co., Ltd. (“Debtor”), for the maximum balance to the extent of RMB 7,000,000.00 (RMB Seven Million, in words) (the amount in words shall prevail in the event of any difference between the amount in words and number), from January 4, 2008 to December 27, 2009 (including commencement date and expiry date) (“Effective Term”), irrespective of whether such claims become due during the above period, or of whether such claims have occurred before the maximum mortgage is created.

1.2
The above “Maximum Balance” shall mean the total balances of the claims in RMB converted from different foreign exchanges at the middle price of foreign exchange published by Party A on the date when the Principal Claims under Party A's guarantee liability are determined.

Article 2   Guaranteed Scope

Party B's Maximum Mortgage covers principals of Principal Claims, interest accruals thereon, penalties, compound interests, liquidated damages, damages and fees used for realization of the mortgages (including but not limited to court fees, attorney's fees, and appraisal fees). However, the fees used for realization of the mortgages shall be firstly taken out from revenues of sale of the collaterals, not included in the Maximum Balance under Article 1.1 hereof.

Article 3   Collaterals

3.1	Please refer to the Collaterals List for details of the Collaterals. Such list attached to this Contract shall have the same force and effect with this Contract.

3.2
Party A's mortgages shall be extended to accessory things, accessory rights, attachments, additions, natural and legal fruits, substitutes of and arising from the Collaterals, and insurance proceeds, damages and compensations arising from loss, destruction or forfeiture of the Collaterals.

3.3
If the Collaterals are seized by the People's Court according to law due to any failure to perform its due obligations by the Debtor or realization of mortgages hereunder, Party A shall be entitled to collect natural and legal fruits from the Collaterals from the date of such seizure. And such fruits shall be firstly used for paying for collection of the same.

3.4	The agreed values of Collaterals on the Collaterals List shall not be deemed as the appraisal grounds for disposal of such Collaterals by Party A, nor limit Party A's rights to exercise the mortgages.
3.5	Unless otherwise as provided in the laws, title certificates and relevant information of Collaterals shall be kept by Party A after they are jointly confirmed by Party A and Party B.
3.6
During the mortgage, Party B shall keep the Collaterals in good conditions without reducing their values by using such Collaterals in an unreasonable manner. Meanwhile, Party A shall be entitled to have access to the use of Collaterals from time to time.

3.7
Party B shall promptly inform Party A of any destruction, loss or forfeiture of the Collaterals, as well as submit to Party A the certifications specifying any such destruction, loss or forfeiture issued by relevant competent authorities or department in a timely manner.

3.8
If the Collaterals are destroyed, lost or forfeited, the insurance proceeds, damages or compensations obtained by Party B shall be applied to clear the Debtor's obligations under the Principal Contracts in advance, or to recover values of Collaterals upon consents of Party A, or shall be deposited into an account as designated by Party A, so as to guarantee performance of obligations under the Principal Contracts. The values of Collaterals that have not been reduced shall be applied to guarantee the Principal Claims.

3.9
Party B shall cease any of its activities that is enough to reduce values of the Collaterals; if values of the Collaterals are reduced due to any such activities, it shall be obligated to recover values of the Collaterals, or provide other collaterals whose values equal to the reduced values.

Article 4   Registration of Mortgage

The parties shall complete the mortgage registration with relevant mortgage registrar within ten days after this Contract is signed. Party A and Party B shall complete the changes in registration in a timely manner if the registered particulars are changed and it is required to complete the changes in registration according to law.

Article 5   Insurance

5.1
Party B shall insure the Collaterals at the request of Party A within fifteen days after this Contract is signed. If the insurance for Collaterals cannot be completed once off due to reasons attributable to the insurer, Party B shall promptly complete insurance formalities to ensure continuous property insurance for the Collaterals during the Effective Term.

5.2
It is required to name Party A as the preferred beneficiary (the first beneficiary) in the policies at the time of occurrence of insured accidents. The insurer shall directly pay insurance proceeds to Party A. No provisions limiting Party A's benefits shall be contained in such policies.

5.3	Party B shall not cease or cancel the insurance during the Effective Term. If Party B ceases the insurance, Party A shall be entitled to insure the Collaterals at sole costs of Party B.
5.4	If the Collaterals meet any insured accidents during the Effective Term, the insurance proceeds shall be disposed subject to Article 3.8 hereof.

Article 6   Determination of Principal Claims

The claims under the Maximum Mortgage shall be determined under any of the following circumstances:

A.	Effective Term under Article 1.1 expires;
B.	It is impossible for new claims to occur;
C.	Mortgaged properties have been sealed and/or seized;
D.	The Debtor and/or Party B has been declared as bankrupt or has been cancelled;
E.	Other circumstances as provided for determination of claims by the laws.

Article 7   Floating Mortgage

7.1
Party B shall create the mortgages on its existing and future production equipment, raw materials, semi-finished products and products. The mortgaged properties shall be determined under any of the following circumstances:

A.	Party A's claims are not satisfied when the period for performance of obligations becomes expiry;
B.	Party B has been declared as bankrupt or has been cancelled;

C.	Circumstances under Article 8.1 hereof, causing Party A to exercise its mortgage rights, have occurred;
D.	Other circumstances, materially impacting Party A's claims, have occurred.

7.2	If Party B creates the Maximum Mortgage on the above properties, other provisions hereof shall be applied as well, unless otherwise provided in this Article.

Article 8   Realization of Mortgage

8.1	Party A has the right to realize the mortgages under any of the following circumstances:

A.	The Debtor fails to discharge its obligations when Party A's Principal Claims become due (including becoming due earlier);
B.	Party B fails to recover values of the Collaterals or provide other collaterals whose values equal to reduced values in the event of occurrence of circumstances as specified in Article 3.9 hereof;
C.	Party B or the Debtor is petitioned for bankruptcy or out-of-business, dissolution, liquidation, or suspended for reorganization, or its business license is cancelled or withdrawn;
D.	Party B disposes the Collaterals under the floating mortgages by going beyond the arm's length transaction in its production and operation;
E.	Other circumstances as provided by the laws and regulations, according to which Party A may realize the mortgages.

8.2
When realizing the mortgages, Party A may be indemnified with priority from the proceeds arising out of auction of the Collaterals, or offset obligations owed by the Debtor by appraised prices of the Collaterals, based on its negotiation with Party B. If the parties fail to agree on realization of mortgages, Party A may directly apply to the People's Court for disposing the Collaterals by auction or sales.

8.3
If currency of the proceeds from disposal of the Collaterals is different from such currency as set forth in the Principal Contracts, it is required to satisfy Party A's claims after such proceeds are converted into the money in currency of the Principal Contracts at applicable exchange rate published by Party A.

Article 9   Representations and Warranties by Party B

Party B hereby represents and warrants to Party A as follows:

9.1
Party B is the owner, or the manager authorized by the State, of the Collaterals hereunder, and it has full rights to dispose the Collaterals. No dispute in respect of ownership, right to use, or right to operate and manage on the Collaterals is existing. Party B has obtained authorization or approvals necessary to the mortgages pursuant to procedures and authority as set forth in its articles of association, without any violation of laws, regulations and other provisions.

9.2
If it is a listed company or a subsidiary controlled by a listed company, it shall disclose the guarantees in a timely manner as required by the Securities Law, the Listing Rules of Stock Exchange, and other applicable laws, regulations and rules.

9.3	It is willing to create the mortgages in favor of the Debtor, and all of its intents hereunder is its true intends.
9.4	The Collaterals can be created with mortgages according to law without any limitations.
9.5	If there are defects on the Collaterals, such defects have been reasonably stated in any respect.
9.6	The Collaterals have not been sealed, seized or monitored.
9.7	If the Collaterals have been leased in part or whole, the mortgages have been well notified to the Lessee, and such lease has been notified to Party A in writing.
9.8	No mortgage has been created on the Collaterals in favor of other creditors; or such mortgage has been well notified to Party A in writing if any such mortgage was created.
9.9	The Collaterals are not co-owned, or the mortgages have been agreed on in writing by other co-owners if such Collaterals are co-owned.

Article 10   Undertakings by Party B

Party B hereby undertakes to Party A as follows:

10.1	Party B shall continue to perform its guarantee liability hereunder without its further consents under any of the following circumstances:
A.	Party B's guarantee liability has not been increased if Party A and the principal Debtor change the Principal Contracts through negotiation;
B.	Party A transfers the Principal Claims and the Maximum Mortgage.

10.2
Without prior written consents of Party A, it shall not re-create any mortgage or charge on the Collaterals in any way, nor lease, transfer or present the Collaterals to any third party; however, the Collaterals shall be prevented from any damage.

10.3
Party B shall bear all fees, including but not limited to insurance fees, appraisal fees, estimation fees, registration charges and other relevant fees, arising out of conclusion and performance of this Contract.

10.4	If the mortgages granted to Party A are being or may be damaged by any third party, Party B shall send a timely notice to Party A and assist to hold Party A harmless.
10.5	When Party A realizes the mortgages, Party B shall cooperate in an active manner without giving any limitations against such realization.
10.6	Party B shall inform Party A in a timely manner under any of the following circumstances:

A.	It changes or replaces its articles of association, scope of business, legal representative or equity;
B.	It is out of business, or it is dissolved or comes into liquidation, or it is suspended for reorganization, or its business license is canceled or withdrawn, or it is petitioned for bankruptcy;
C.	It is being or may be involved in material economic disputes, suits and arbitrations, or its properties have been sealed, seized or monitored;
D.	If Party B is a natural individual, its address, employer and contact methods are changed.

10.7	Party B shall accept and sign written notices from Party A in a timely manner.
10.8
If other guarantees are created in favor of Party A's Principal Claims, irrespective of whether such other guarantees are granted by the Debtor or a third party, Party A shall be entitled to determine the orders for realizing the guarantees at its own discretions, and Party B hereby undertakes not to bring any defense against any such determination. If Party A waives, changes or loses its benefits in other guarantees, Party B's guarantee liability shall not become null and void, nor reduced, but remain effective.

Article 11   Undertakings by Party A

Party A hereby undertakes to Party B as follows:

11.1
Unless otherwise as provided in laws, regulations and rules, Party A shall keep confidential relevant documents, financial information, and other undisclosed information in relevant materials, submitted by Party B in performance of its obligations hereunder.

11.2
The balance shall be returned to Party B in a timely manner if there is any such balance after all obligations under the Maximum Mortgage are paid from the proceeds generated from disposal of the Collaterals.

Article 12   Breach

12.1
Any party shall be deemed to breach this Contract if it fails to perform any of its obligations hereunder or breaches any of its representations, warranties and undertakings hereunder after this Contract comes into effect. In such case, it shall indemnify the losses caused to the other party.

12.2	Unless otherwise as provided in this Contract, the other party shall be entitled to take any other measures as specified in laws, regulations and rules of the PRC if any party breaches this Contract.

Article 13   Effectiveness, Modification and Termination

13.1	This Contract comes into effect from the date of the signing of it, and ends on the date when all of Party A's Principal Claims has been satisfied.
13.2
Any modification to this Contract shall be negotiated, made in writing, and agreed on by the parties. Any such modification terms or agreements shall be integral to this Contract, and shall have the same force and effect with this Contract. Except for those terms as modified, the remaining provisions hereof shall remain effective. However, original terms hereof shall remain effective before those modified terms come into effect.

13.3	If any provision of this Contract becomes void or unenforceable, the validity or enforcement of the remaining provisions hereof, or the validity of the whole Contract shall not be affected in any way.
13.4
Any modification to and/or any termination of this Contract shall not affect either party's rights to claim indemnification. And any termination of this Contract shall not affect the validity of the terms in relation to the dispute resolutions.

Article 14   Dispute Resolutions

Conclusion, validity, interpretation, performance of, and dispute resolutions arising out of, this Contract shall be governed by the laws of the PRC. Any controversy or dispute arising out of or in relation to this Contract shall be resolved through negotiation by the parties hereto; if not reached, any such dispute shall be resolved according to the method as set forth in B below:

A.
To be arbitrated by    /   arbitration commission; and the arbitration will be conducted in   /  (place of arbitration) in accordance with the arbitration rules in force and effect at the time of applying for such arbitration. The awards shall be final and binding upon the parties.

B.	To be judged and resolved by the court at the location of Party A.

Article 15   Miscellaneous

15.1	Without prior written consents of Party A, Party B shall not transfer the whole or part of its rights or obligations hereunder.

15.2
Any failure to exercise in whole or part, or any delay to exercise any of its rights hereunder by Party A, shall not constitute a waiver or change of such rights or any other rights, nor affect further exercise of such rights or any other rights by it.

15.3
Party A shall be entitled, in accordance with relevant laws, regulations or other regulatory documents or requirements of finance regulatory institutes, to provide information in relation to this Contract and other relevant information to the basic credit information database of People's Bank of China or other credit database established according to law for search and use by eligible institutes or individuals. Meanwhile, Party A shall be entitled to search relevant information of Party B through basic credit information database of People's Bank of China or other credit database established according to law for purpose of conclusion and performance of this Contract.

15.4
This Contract is made in three originals with Party A, Party B and the registration department holding one original respectively, and each original shall have the same force and effect with the other originals.

Article 16   Other Provisions

16.1
If the re-evaluated values on the Collaterals multiplying the mortgage rate as specified in the mortgage contract are less than the balance of the loan during the loan, the borrower shall repay the loans in advance or add other collaterals; otherwise, we shall be entitled to dispose the Collaterals according to law.

16.2	Protective terms in relation to the reminding of related risks shall be applicable to this Contract.

Appendix: Collaterals List

Party A: Industrial and Commercial Bank of China, (Shishi City Branch)
(common seal)
Signed or sealed by Authorized Signatory: Cai Wufeng

Party B: Shishi Changsheng Shoes Industry Co., Ltd.
Legal Representative (Authorized Agent): Hong Jianghan

Signed or Sealed by Co-owners of Collaterals:
Date: January 4, 2008

Under the Maximum Mortgage Contract (2008 Shishi (Di) Zi No. 0170)

Collateral List

Unit: RMB (Ten Thousand)
Name	Title Certificates	Location	Conditions	Appraised Values	Mortgaged Amount for Other Claims	Others
Shishi Changsheng Shoes Industry Co., Ltd.	Shi Han Guo Yong (2005) No. 0047; Shi Fang Quan Zheng Han Jiang Zi No. 00102;	Jiulongshan Development Zone, Hongjue Village, Hanjiang Town, Shishi City	Land use right granted for industry; land areas: 13394.66 m2; framework structure; building areas: 4903.46m2	RMB Eighteen Million Four Hundred and Ten Thousand	Not Applicable

Mortgagor: Shishi Changsheng Shoes Industry Co., Ltd. Co-owners (if any):

Legal Representative (Authorized Agent): Hong Jianghan

Mortgagee: Industrial and Commercial Bank of China, (Shishi City Branch)
 (common seal)

Signed or sealed by Authorized Signatory: Cai Wufeng

Appendix                 :

This Appendix, supplementary to Article 16 “Other Provisions” of the Maximum Mortgage Contract (2008 Shishi (Di) Zi No. 0170) dated on January 4, 2008, is specified as follows:

The Borrower (or other loanees, the same below) shall disclose to the Lender its relationships and related transactions with its related parties. The Lender shall be entitled to take remedial measures as provided in this Contract and laws provided that the Borrower fails to perform its obligations to disclose the above information, or the Borrower and its related parties meet any of the following circumstances that may adversely impact its capability to perform its obligations hereunder.

I.	Financial conditions of the Borrower's related parties become worse;
II.
The Borrower or any of its related parties are investigated or imposed with punishment by judicial bodies, administrative law enforcement authorities and administration departments such as taxation authorities and the administration for industry and commerce according to law;

III.	The control or the relationship under control between the Borrower and any of its related parties is changed;
IV.	Any of its related parties is or may be involved in material economic disputes, suits and arbitration;
V.
Major investors and key officers of the Borrower are replaced abnormally, or are suspected of violation and crime, and then they are investigated or their personal freedom is limited by judicial bodies according to law;

VI.	Related parties of the Borrower meet other circumstances that may adversely impact the Borrower.

In accordance with the “Accounting Standards for Enterprises – Relationship with Related Parties and Disclosure of Related Transactions”, the “Related Parties” in this Appendix shall mean:

I.	Other enterprises which are, directly or indirectly, controlled by or control, or under the common control with, the Borrower.
II.	Joint venture enterprises of the Borrower;
III.	Joint operating enterprises of the Borrower;
IV.	Major investors and key officers of the Borrower or their close family members;
V.	Other enterprises that are controlled by major investors and key officers of the Borrower or their close family members.

Other terms, when used in this Appendix, shall have the same meanings ascertained in the “Accounting Standards for Enterprises – Relationship with Related Parties and Disclosure of Related Transactions”.

Party A: Industrial and Commercial Bank of China, (Shishi City Branch)
(common seal)

Legal Representative (or Entrusted Agent): Cai Wufeng
Date: January 4, 2008

Party B: Shishi Changsheng Shoes Industry Co., Ltd.

Legal Representative (Responsible Officer or Entrusted Agent): Hong Jianghan
Date: January 4, 2008

Registration Seal of Shishi Property Registration Trade Center for Mortgage-related Borrowing Contract

Mortgage Registration Number: 082539